U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDED CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2005

COMMISSION FILE NUMBER:

Celtron International, Inc.

(Exact name of registrant as specified in its charter)

Nevada

 91-1903590

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(State or jurisdiction of incorporation

(I.R.S. Employer I.D. No.)

or organization

563 Old Pretoria Road

Midrand, South Africa

S9 1658

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number: 2783-785-4584

NONE

(Former name or former address, if changed since last report)

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

The registrant has changed its independent accountant.  The former independent accountant, Cordovano and Honeck, was dismissed by mutual consent on March 4, 2005.  The former independent accountant did not resign or decline to stand for re-election.  The new independent accountant is: Stark Winter Schenkein & Co., LLP, 7535 East Hampden Avenue, Suite 109, Denver, Colorado 80231.  The independent accountant’s report on the financial statements for the Registrant over the past two years has not contained an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for the fact that the accountant, in his report for the past two fiscal years has included an opinion that, due to the Registrant’s operating losses, there is doubt about the Registrant’s ability to continue as a going concern.

During the two most recent fiscal years and the interim period preceding the resignation, there have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with the reports.

On April 11, 2005, the Registrant received a letter from its former independent accountant, stating agreement with the statements made by the Registrant with respect to his resignation. The letter is filed as an exhibit to this amended report.

Item 9-Financial Statements and Exhibits

c) Exhibits

Exhibit 16.3 Letter on Change of Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2005

Celtron International, Inc.

By:

Allen Harington

Allen Harington, Chief Executive Officer